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                                                                    EXHIBIT 99.5
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               [LETTERHEAD OF STATE OF NEW JERSEY DEPARTMENT OF
                    ENVIRONMENTAL PROTECTION APPEARS HERE]

                                                         February 6, 1995


MR JOHN BANAS, III
WILSON, SONSINI, GOODRICH & ROSATI
650 PAGE MILL RD
PALO ALTO, CA 94304-1050

RE:  PYRAMID TECHNOLOGY CORP
     1 GREENTREE CENTER, SUITE 201
     LOT 1, BLOCK 2.03
     EVESHAM TWP, BURLINGTON COUNTY
     N950287

Dear Mr. BANAS, III:

This is in response to your application received 02/02/1995, concerning the applicability of the Industrial Site Recovery Act (ISRA) to the sale of stock in the above referenced corporation. On the basis of the sworn statements set forth in the affidavit signed by James McGlinchy, the Department finds that this transaction is not subject to the provisions of ISRA.

This decision is made in light of the absence of an industrial establishment as defined within the Standard Industrial Classification numbers covered by the Act. Any inaccuracies in the affidavit or subsequent changes in the facts as stated therein could alter the Department's determination.

The inapplicability of the Industrial Site Recovery Act (ISRA) to this transaction does not relieve the above referenced of any responsibilities under any other environmental statutes, regulations or permits. In addition, this determination of ISRA nonapplicability does not constitute any finding by the New Jersey Department of Environmental Protection as to the current site condition or existence or nonexistence of any hazards to the environment at this location.

Should you have any further questions regarding this matter, please contact Jim Bono at (609) 633-7141.

                                       Sincerely,

                                       /s/ JAMES J. BONO

                                       James J. Bono, Supervisor
                                       Bureau of Applicability and
                                       Compliance
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                [LETTERHEAD OF STATE OF NEW JERSEY DEPARTMENT
                   OF ENVIRONMENTAL PROTECTION APPEARS HERE]

                                                           February 6, 1995



MR. JOHN BANAS, III
WILSON, SONSINI, GOODRICH & ROSATI
650 PAGE MILL RD
PALO ALTO, CA 94304-1050

RE:  PYRAMID TECHNOLOGY CORP
     10 WOODBRIDGE CENTER DR, SUITE 500
     LOT 52-c, BLOCK 300
     WOODBRIDGE TWP, MIDDLESEX COUNTY
     N950286

Dear MR. BANAS, III:

This is in response to your application received 02/02/1995, concerning the applicability of the Industrial Site Recovery Act (ISRA) to the sale of stock in the above referenced corporation. On the basis of the sworn statements set forth in the affidavit signed by Steve Weller, the Department finds that this transaction is not subject to the provisions of ISRA.

This decision is made in light of the absence of an industrial establishment as defined within the Standard Industrial Classification numbers covered by the Act. Any inaccuracies in the affidavit or subsequent changes in the facts as stated therein could alter the Department's determination.

The inapplicability of the Industrial Site Recovery Act (ISRA) to this transaction does not relieve the above referenced of any responsibilities under any other environmental statutes, regulations or permits. In addition, this determination of ISRA nonapplicability does not constitute any finding by the New Jersey Department of Environmental Protection as to the current site condition or existence or nonexistence of any hazards to the environment at this location.

Should you have any further questions regarding this matter, please contact Jim Bono at (609) 633-7141.

                                       Sincerely,

                                       /s/ JAMES J. BONO

                                       James J. Bono, Supervisor
                                       Bureau of Applicability and
                                       Compliance